   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 2000


                                                      REGISTRATION NO. 333-45482
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3674                          77-0554122
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
                           735 NORTH PASTORIA AVENUE
                              SUNNYVALE, CA 94085
                                 (408) 736-6900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 PETER C. CHANG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
                           735 NORTH PASTORIA AVENUE
                              SUNNYVALE, CA 94085
                                 (408) 736-6900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             GABRIELLA A. LOMBARDI                               PAUL C. PRINGLE
                 MARY A. HELVEY                                  BROWN & WOOD LLP
             P. CHRISTINE LILLQUIST                     555 CALIFORNIA STREET, SUITE 5000
         PILLSBURY MADISON & SUTRO LLP                       SAN FRANCISCO, CA 94104
              2550 HANOVER STREET
              PALO ALTO, CA 94304

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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

                                EXPLANATORY NOTE


     The purpose of this Amendment No. 5 to the Registration Statement is solely to file an exhibit to the Registrant Statement, as set for the below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

SEC registration fee........................................  $   24,668
National Association of Securities Dealers, Inc. filing
  fee.......................................................       9,125
Nasdaq National Market listing fee..........................      95,000
Blue Sky fees and expenses..................................      10,000
Accounting fees and expenses................................     275,000
Legal fees and expenses.....................................     550,000
Printing and engraving expenses.............................     220,000
Registrar and Transfer Agent's fees.........................      20,000
Miscellaneous fees and expenses.............................      46,207
                                                              ----------
          Total.............................................  $1,250,000
                                                              ==========

------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VIII of the Registrant's Restated Certificate of Incorporation (Exhibit 3(i).3 hereto) and Article 5 of the Registrant's Bylaws (Exhibit 3(ii).3 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with our directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

       The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, our directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

       (a) On various dates between August 1997 and September 2000, the Registrant issued 3,406,667 shares of its common stock to 17 employees, consultants and directors pursuant to the exercise of options granted under its 1997 Stock Plan. The exercise prices per share ranged from $.005 to $2.00, for an aggregate consideration of $2,014,583. The sales of these securities were considered to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

       (b) In January 1998, the Registrant issued 2,100,000 shares of Series A convertible preferred stock at $1.56 per share for aggregate consideration of $3,276,000 and a warrant to purchase 800,000 shares of common stock at a purchase price of $0.05 per share to Transpac Nominees PTE, Ltd. The warrant was exercised on May 27, 1999 for aggregate consideration of $40,000. The sale of these securities was considered exempt from registration under the Securities Act in reliance of
Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

       (c) In January 2000, the Registrant issued 2,000,000 shares of Series B convertible preferred stock at $2.00 per share for aggregate consideration of $4,000,000 to nine accredited investors, including our affiliates, CPY California, CPY International, CPY USA I, CPY USA II and Foxconn Holding Limited. The sale of these securities was considered exempt from registration under the Securities Act in reliance of Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

       (d) In July and August 2000, the Registrant issued 5,000,000 shares of Series C convertible preferred stock at $5.50 per share for aggregate consideration of $27,500,000 to 28 accredited investors, including certain of our directors and executive officers. The sale of these securities was considered exempt from registration under the Securities Act in reliance of
Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

       The recipients of the securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions. All recipients had adequate access, through relationships with the registrant, to information about the registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) Exhibits


 EXHIBIT
 NUMBER                                EXHIBIT
 -------                               -------
    1.1**    Form of U.S. Purchase Agreement.
    1.2**    Form of International Purchase Agreement.
 3(i).1      Reserved.
 3(i).2**    Amended and Restated Certificate of Incorporation of the
             Registrant.
 3(i).3**    Form of Amended and Restated Certificate of Incorporation of
             the Registrant to be effective upon the Closing of the
             offering to which this Registration Statement relates.
3(ii).1      Reserved.
3(ii).2**    Restated Bylaws of the Registrant.
3(ii).3**    Restated Bylaws of the Registrant to be effective upon the closing of the offering to which this Registration relates.
    4.1**    Specimen Common Stock Certificate.
    4.2**    Amended and Restated Rights Agreement dated as of August 31,
             2000.
    5.1**    Opinion of Pillsbury Madison & Sutro LLP.
   10.1**    1997 Stock Plan and form of agreements thereunder.
   10.2**    Form of Indemnification Agreement between the Registrant and its officers and directors.
   10.3**    Lease Agreement dated April 6, 1999 by and between North
             Pastoria Partners and the Registrant.
   10.4**    Lease dated June 26, 2000 by and between Renault & Handley
             Employees Investment Co. and the Registrant.
   10.5**    Alliance Fiber Optic Products, Inc. 2000 Stock Incentive
             Plan.
   10.6**    Alliance Fiber Optic Products, Inc. 2000 Employee Stock
             Purchase Plan.
   10.7**    Alliance Fiber Optics Product, Inc. 1997 Stock Plan Stock
             Option Agreement dated May 2, 2000 between Peter C. Chang
             and the Registrant.
   10.8**    Alliance Fiber Optics Product, Inc. 1997 Stock Plan Stock
             Option Agreement dated June 15, 2000 between R. David
             Dicioccio and the Registrant.
   10.9**    Form of Full Recourse Promissory Note.
  10.10**    Alliance Fiber Optics Product, Inc. 1997 Stock Plan Stock
             Option Agreement dated July 25, 2000 between John M. Harland and the Registrant.

 EXHIBIT
 NUMBER                                EXHIBIT
 -------                               -------
   21.1**    Subsidiaries of the Registrant.
   23.1      Consent of PricewaterhouseCoopers LLP.
   23.2**    Consent of Pillsbury Madison & Sutro LLP (included in
             Exhibit 5.1).
   24.1**    Power of Attorney.
   24.2**    Power of Attorney.
   27.1**    Financial Data Schedule.

------------
** Previously filed

       (b) Financial Statement Schedules

       Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the Financial Statements or the notes thereto.

ITEM 17. UNDERTAKINGS

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

                (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) It will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 16th day of November, 2000.


                                        ALLIANCE FIBER OPTIC PRODUCTS, INC.

                                        By        /s/ PETER C. CHANG
                                          --------------------------------------
                                                      Peter C. Chang
                                          President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /s/ PETER C. CHANG                        President and Chief       November 16, 2000
     ------------------------------------------        Executive Officer (Principal
                   Peter C. Chang                         Executive Officer) and
                                                                 Chairman

                /s/ JOHN M. HARLAND*                     Chief Financial Officer     November 16, 2000
     ------------------------------------------          (Principal Financial and
                   John M. Harland                         Accounting Officer)

               /s/ R. DAVID DICIOCCIO*                           Director            November 16, 2000
     ------------------------------------------
                 R. David Dicioccio

                  /s/ PETER MORRIS*                              Director            November 16, 2000
     ------------------------------------------
                    Peter Morris

                 /s/ GWONG-YIH LEE*                              Director            November 16, 2000
     ------------------------------------------
                    Gwong-Yih Lee

                  /s/ MICHAEL TUNG*                              Director            November 16, 2000
     ------------------------------------------
                    Michael Tung

                   /s/ JAMES YEH*                                Director            November 16, 2000
     ------------------------------------------
                      James Yeh

               *By: /s/ PETER C. CHANG
-----------------------------------------------------
                   Peter C. Chang
                  Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                EXHIBIT
 -------                               -------
    1.1**    Form of U.S. Purchase Agreement.
    1.2**    Form of International Purchase Agreement.
  3(i).1     Reserved.
 3(i).2**    Amended and Restated Certificate of Incorporation of the
             Registrant.
 3(i).3**    Form of Amended and Restated Certificate of Incorporation of
             the Registrant to be effective upon the Closing of the
             offering to which this Registration Statement relates.
 3(ii).1     Reserved.
3(ii).2**    Bylaws of the Registrant.
3(ii).3**    Restated Bylaws of the Registrant to be effective upon the closing of the offering to which this Registration relates.
    4.1**    Specimen Common Stock Certificate.
    4.2**    Amended and Restated Rights Agreement dated as of August 31,
             2000.
    5.1**    Opinion of Pillsbury Madison & Sutro LLP.
   10.1**    1997 Stock Plan and form of agreements thereunder.
   10.2**    Form of Indemnification Agreement between the Registrant and its officers and directors.
   10.3**    Lease Agreement dated April 6, 1999 by and between North
             Pastoria Partners and the Registrant.
   10.4**    Lease dated June 26, 2000 by and between Renault & Handley
             Employees Investment Co. and the Registrant.
   10.5**    Alliance Fiber Optic Products, Inc. 2000 Stock Incentive
             Plan.
   10.6**    Alliance Fiber Optic Products, Inc. 2000 Employee Stock
             Purchase Plan.
   10.7**    Alliance Fiber Optics Product, Inc. 1997 Stock Plan Stock
             Option Agreement dated May 2, 2000 between Peter C. Chang
             and the Registrant.
   10.8**    Alliance Fiber Optics Product, Inc. 1997 Stock Plan Stock
             Option Agreement dated June 15, 2000 between R. David
             Dicioccio and the Registrant.
   10.9**    Form of Full Recourse Promissory Note.
  10.10**    Alliance Fiber Optics Product, Inc. 1997 Stock Plan Stock
             Option Agreement dated July 25, 2000 between John M. Harland and the Registrant.
   21.1**    Subsidiaries of the Registrant.
    23.1     Consent of PricewaterhouseCoopers LLP.
   23.2**    Consent of Pillsbury Madison & Sutro LLP (included in
             Exhibit 5.1).
   24.1**    Power of Attorney.
   24.2**    Power of Attorney.
   27.1**    Financial Data Schedule.


------------
** Previously filed